EXHIBIT B TO SECURITIES PURCHASE AGREEMENT

THE SECURITIES REPRESENTED HEREBY, INCLUDING THE SHARES ISSUABLE UPON EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE ISSUER, IS AVAILABLE.

SERIES A WARRANT AGREEMENT

No. ___

eWellness HEALTHCARE Corporation

This Warrant Agreement (this “Agreement”) is dated as of October [ ], 2014 (the “Issue Date”) and entered into by and between eWellness Healthcare Corporation, a company organized under the laws of State of Nevada and ________________, (together with its successors and assigns, the “Warrant Holder”).

WHEREAS, [on the date hereof], the Company and the Warrant Holder entered into that certain Securities Purchase Agreement of even date herewith (the “Purchase Agreement”), pursuant to which, the Warrant Holder, together with the other Purchasers agreed to purchase certain Securities of the Company, including the Warrants evidenced by this Agreement;

WHEREAS, any words not specifically defined herein, shall have the meaning set forth in the Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the parties agree as follows:

1. Grant of Warrant. The Company hereby, upon the terms and subject to the conditions of this Agreement, issues to the Warrant Holder a warrant (the “Warrant”) evidenced by this Agreement to purchase up to [________] shares of Common Stock (the shares of Common Stock issuable to the Warrant Holder hereunder (as such amount may be adjusted pursuant to the terms hereof), the “Warrant Shares”) at an exercise price of $0.35 per share (as such amount may be adjusted pursuant to the terms hereof, the “Exercise Price”). The Exercise Price and the number of Warrant Shares for which the Warrant are exercisable shall be subject to adjustment as described in Section 6.

2. Term and Termination of Warrant. The Warrant shall terminate on the third (3rd) anniversary of the Issue Date (the “Expiration Date”).

3. Exercise of the Warrant.

(a) Exercise and Payment. The purchase rights represented by the Warrant may be exercised by the Warrant Holder, in whole or in part at any time following the the date on which the Commission declares the Registration Statement effective (the “Exercise Event Date”), and at any time prior to the Expiration Date, the Holder may exercise this Warrant into shares of the Company’s Common Stock, by the surrender of the Warrant (together with a duly executed notice of exercise in the form attached hereto as Exhibit A) at the principal office of the Company, and by the payment to the Company, at the option of the Warrant Holder by:

(i) wire transfer of immediately available funds, of an amount equal to (A) the number of shares of Common Stock being purchased upon exercise of the Warrant multiplied by (B) the then current Exercise Price (the “Warrant Price”);

(ii) If at any time after a date which shall be one hundred and eighty (180) days after the Exercise Effective Date, there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Warrant Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”, wherein the Warrant Holder may surrender to the Company that number of Warrant Shares (or the right to receive such number of shares) having an aggregate Fair Market Value at such time equal to or greater than the Warrant Price for all shares then being purchased (including those being surrendered); or

(iii) any combination thereof.

For purposes of this Agreement, “Fair Market Value” of a share as of a particular date shall mean: (A) if the Common Stock is traded on an exchange or the over-the-counter market or otherwise quoted or reported on a national exchange, the average reported closing price for the five (5) trading days prior to the date of determination of fair market value, (B) if conversion or exercise is simultaneous with an underwritten public offering of Common Stock registered under the Securities Act of 1933, as amended, then the initial public offering price (before deducting commissions, discounts or expenses) per share sold in such offer, and (C) otherwise that price determined in good faith and in such reasonable manner as prescribed by a majority of the Board.

(b) Stock Certificates. In the event of the exercise of all or any portion of the Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Warrant Holder by the Company at the Company’s own expense within a reasonable time, which shall in no event be later than five (5) days thereafter and, unless the Warrant has been fully exercised or has expired, a new Warrant representing the Warrant Shares with respect to which the Warrant shall not have been exercised shall be issued to the Warrant Holder within such time.

(c) Fractional Warrant Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder, but instead the shares shall be rounded up to the nearest whole share.

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(d) Ownership Limitation. Notwithstanding the provisions of this Warrant, in no event shall this Warrant be exercisable to the extent that the issuance of Common Stock upon the exercise hereof, after taking into account the Common Stock then owned by the Warrant Holder and its affiliates, would result in the beneficial ownership by the Warrant Holder and its affiliates of more than 4.99% of the outstanding Common Stock of the Company. For purposes of this paragraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

(e) Call Provision. Subject to the provisions of Section 3(d) and this Section 3(e), in the event the Common Stock shall be listed on a U.S. stock exchange and trade, as determined by the daily closing price, for twenty (20) consecutive trading days at or above $1.50 per share (the “Redemption Event”), the Company shall have the right, but not the obligation, to redeem all or any portion of the outstanding Warrant, at which time the Holder may elect to exercise the Warrant as set forth in Section 3(a) above. No later than ten (10) Business Days following a Redemption Event, the Company shall deliver written notice thereof via facsimile to the Holder (a “Redemption Notice”). At any time during the period beginning after the date of the Redemption Notice and ending five (5) Business Days thereafter, the Holder may submit an Exercise Notice to the Company requesting to exercise all or any portion of this Warrant (“Redemption Exercise Notice”), to the Company, which Redemption Exercise Notice shall indicate the portion of the Warrant the Holder is electing to exercise. The Company shall redeem the then outstanding portion of the Warrant, if any, on the twentieth (20th) Business Day following the date of the Redemption Notice at the Exercise Price, in cash or in shares of Common stock, at the Company’s sole discretion. The payment in cash for any redemptions shall be in compliance with Rule 419 of the Securities Act. Notwithstanding the foregoing, the Company may only redeem the Warrants in shares of Common Stock if from the date the Holder receives the Redemption Notice through and until the date such redemption is paid in full, the Equity Conditions have been satisfied, unless waived in writing by the Holder. For purposes of this Article III, Equity Conditions shall mean during the period in question, (a) the Company shall have duly honored all exercises and redemptions scheduled to occur or occurring by virtue of one or more Notices of Exercise of the Holder, if any, (b) the Company shall have paid all other amounts owing to the Holder in respect of this Note, if any, (c)(i) there is an effective registration statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares of Warrant Shares (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future) or (ii) all of the Warrant Shares (and shares issuable in lieu of cash payments of interest) may be resold pursuant to Rule 144 without volume or manner-of-sale restrictions or current public information requirements as determined by the counsel to the Company as set forth in a written opinion letter to such effect, addressed and acceptable to the Holder, (d) the Common Stock is trading on a Trading Market and all of the Warrant Shares are listed or quoted for trading on such Trading Market (and the Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (e) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares then issuable pursuant to the Warrant, (f) there is no existing Event of Default and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default, (g) there has been no public announcement of a pending or proposed Change of Control Transaction that has not been consummated and (h) the Holder is not in possession of any information provided by the Company that constitutes, or may constitute, material non-public information. The Company’s right to call the Warrants under this Section 3(e) shall be exercised ratably among the Holders based on each Holder’s initial purchase of Warrants.

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4. Stock Fully Paid; Reservation of Warrant Shares. All of the Warrant Shares issuable upon the exercise of the Warrant will, upon issuance and receipt of the Warrant Price for such Warrant Shares, be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of all taxes, liens, encumbrances and charges with respect to the issue.

5. Rights of the Warrant Holder. The Warrant Holder shall have no voting rights as a stockholder or rights to dividends or other distributions with respect to Warrant Shares subject to this Agreement until payment in full of the Warrant Price for Warrant Shares being issued.

6. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and the number of Warrant Shares purchasable upon any exercise of the Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 6.

(a) Subdivision or Combination of Stock; Stock Dividend and Stock Conversion.

(i) In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock, or a record date for the determination of the holders of capital stock entitled to receive a dividend or other distribution payable in Common Stock or other securities or rights convertible into, or rights that entitle the holders of Common Stock to purchase, Common Stock (hereinafter referred to as “Common Stock Equivalents”), without payment of any consideration by such holders for the additional Common Stock or the Common Stock Equivalents (including the additional Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), (y) the Exercise Price of the Warrant Shares shall be appropriately decreased (but not below the then par value per share of Common Stock), or (z) the number of Warrant Shares shall be increased in proportion to such increase of outstanding Common Stock and shares of Common Stock issuable with respect to Common Stock Equivalents.

(ii) If the number of shares of Common Stock outstanding at any time after the Issue Date is decreased by a combination of the outstanding Common Stock, then, upon the record date of such combination, (A) the Exercise Price shall be appropriately increased, or (B) the number of Warrant Shares shall be decreased in proportion to such decrease in outstanding Common Stock.

(iii) The Company will not modify its certificate of incorporation or effect any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities in a manner that negates or avoids the rights of the Warrant Holder to exercise its rights hereunder, but will at all times assist in the carrying out of all the provisions of this Agreement and in the taking of all such actions as may be necessary or appropriate in order to protect the Warrant Holder against impairment.

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(iv) The foregoing provisions of Section 6(a) shall not apply with regard to: (i) shares of Common Stock or standard options to purchase Common Stock to directors, officers or employees of the Company in their capacity as such pursuant to a board approved stock option plan; (ii) shares of Common Stock issued upon the conversion or exercise of Common Stock Equivalents (other than standard options to purchase Common Stock that are covered by clause (i) above) issued prior to the Issue Date, provided that the conversion or exercise (as the case may be) of any such Convertible Security is made solely pursuant to the conversion or exercise (as the case may be) provisions of such Convertible Security that were in effect on the date immediately prior to the Issue Date, the conversion or exercise price of any such Convertible Securities (other than standard options to purchase Common Stock covered by clause (i) above) is not lowered, none of such Convertible Securities are (other than standard options to purchase Common Stock covered by clause (i) above) (nor is any provision of any such Convertible Securities) amended or waived in any manner (whether by the Company or the holder thereof) to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Stock covered by clause (i) above) are otherwise materially changed or waived (whether by the Company or the holder thereof) in any manner that adversely affects the Holder; (iii) the Notes; (iv) the Notes Shares; and (v) shares of Common Stock in connection with mergers, acquisitions, strategic licensing arrangements, strategic business partnerships or joint ventures, in each case with non-affiliated third parties and otherwise on an arm’s-length basis, the purpose of which is not to raise additional capital.

(b) Notice of Adjustment. Promptly after adjustment of the Exercise Price or any increase or decrease in the number of shares purchasable upon the exercise of the Warrant, the Company shall give written notice in accordance with Section 11. The notice shall be signed by an authorized officer of the Company and shall state the effective date of the adjustment and the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon any exercise of the Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(c) Other Notices. In the event that the Company shall propose at any time: (i) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities (including, without limitation, pursuant to a split or subdivision of the outstanding shares of capital stock); (ii) to effect any reclassification or recapitalization of its capital stock outstanding involving a change in the capital stock; or (iii) to merge or consolidate with or into any other corporation, or to sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, the Company shall mail to the Warrant Holder notice of such transaction:

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(A) at least five (5) business days’ prior written notice in accordance with Section 11 of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holder of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in (c)(ii) and (c)(iii) above; and

(B) in the case of the matters referred to in (c)(ii) and (c)(iii) above, written notice of such impending transaction not later than ten (10) business days’ prior to any shareholders’ meeting called to approve such transaction, or ten (10) business days’ prior to the closing of such transaction, whichever is earlier, and shall also notify the Warrant Holder in writing in accordance with Section 11 of the final approval of such transaction by the stockholders of the Company (if such approval is required). The first of such notices shall describe the terms and conditions of the impending transaction that are material to a holder of Common Stock (as determined by the Board of Directors of the Company (the “Board”) in good faith) and specify the date on which a holder of Common Stock shall be entitled to exchange his, her or its Common Stock for securities or other property deliverable upon the occurrence of such event) and the Company shall thereafter give such holder prompt notice of any changes in such terms or conditions that are material to a holder of Common Stock (as determined by the Board in good faith). The Company acknowledges that any record date must be set at a date that would permit the Warrant Holder effectively to exercise its rights hereunder.

(d) Changes in Stock. In case at any time prior to the Expiration Date, the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company’s assets or recapitalization of its capital stock) in which the previously outstanding shares of Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or the Company shall make a distribution on its shares of Common Stock, other than regular cash dividends on its outstanding stock, or any combination of any of the foregoing (each such transaction being herein called the “Transaction” and the date of consummation of the Transaction being herein called the “Consummation Date”), then as a condition of the consummation of such Transaction, lawful and adequate provisions shall be made so that the Warrant Holder, upon the exercise hereof at any time on or after the Consummation Date and prior to the Expiration Date, shall be entitled to receive, and this Agreement shall thereafter represent the right to receive, in lieu of the Warrant Shares issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which the Warrant Holder would actually have been entitled as a stockholder upon the consummation of the Transaction if the Warrant Holder had exercised the Warrant immediately prior thereto. The provisions of this Section 6(d) shall similarly apply to successive Transactions.

7. Taxes. The Warrant Holder acknowledges that upon exercise of the Warrant the Warrant Holder may be deemed to have taxable income in respect of the Warrant and/or the Warrant Shares. The Warrant Holder acknowledges that any income or other taxes due from it with respect to the Warrant or the Warrant Shares issuable pursuant to the Warrant shall be the Warrant Holder’s responsibility.

8. Reservation of Warrant Shares. From and after the Issue Date, the Company shall at all times reserve and keep available for issue upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

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9. Registration Rights. Subject to Section 3(a)(2) above, the initial Holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Registration Rights Agreement dated as of [ ] by and among the Company and the investors listed on the execution page thereof (the “Registration Rights Agreement”)

10. Representations and Warranties.

(a) Representations and Warranties by the Company. The representations and warranties of the Company set forth in Section 3.1 of the Purchase Agreement are true and correct as of the Issue Date.

(b) Representations and Warranties by the Warrant Holder. The representations and warranties of the Warrant Holder set forth in Section 3.2 of the Purchase Agreement are true and correct as of the Issue Date.

11. Registration Rights. The Company acknowledges that the Warrant Shares are subject to the registration rights set forth in the Purchase Agreement.

12. Transfer Restrictions.

(a) Legend. The Securities to be acquired by the Holder pursuant hereto, may not be sold or transferred unless (A) such shares are sold pursuant to an effective registration statement under the Securities Act, or (B) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (C) such shares are sold or transferred pursuant to Rule 144 under the Securities Act (or a successor rule) (“Rule 144”) or (D) such shares are sold or transferred outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or (E) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 11. Except as otherwise provided in this Warrant (and subject to the removal provisions set forth below), until such time as the Securities issuable upon exercise of the Holder’s Warrant have been registered under the Act, otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of the Securities that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) WITHIN THE UNITED STATES AFTER REGISTRATION OR IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF APPLICABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND THE HOLDER HAS PRIOR TO SUCH SALE FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION.

(b) Removal of Legend. The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefor free of any transfer legend if (A) the Company shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the Act and the shares are so sold or transferred, (B) such Holder provides the Company with reasonable assurances that the Securities (to the extent such securities are deemed to have been acquired on the same date) can be sold pursuant to Rule 144 or (C) in the case of the Common Stock issuable upon exercise of the Warrant, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. The Company shall cause its counsel to issue a legal opinion promptly after the effective date of any registration statement under the Act registering the resale of the Common Stock issuable upon exercise of the Warrant if required to effect the removal of the legend hereunder.

13. Miscellaneous. The terms of Article V of the Purchase Agreement are incorporated herein by reference as if set forth herein.

14. Assignability. Notwithstanding Section 11 hereof, subject to the transfer and securities law restrictions set forth in this Agreement, the Warrant Holder may assign, convey or transfer, in whole or in part, its rights under this Agreement and provide written notice to Company of any such assignment, conveyance or transfer. Upon any transfer, assignment, pledge, hypothecation or other disposition of the Warrant or of any rights granted hereunder in accordance with the terms of this Section 13, the Company shall if necessary issue or re-issue warrant agreements reflecting the appropriate rights and entitlements of the Warrant Holder and any transferee, assignee or pledgee after giving effect to such transfer, assignment or pledge.

[signatures on following page]

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IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the day and year first above written.

COMPANY:

eWELLNESS HEALTHCARE CORPORATION

By:
Name:	Darwin Fogt
Title:	CEO

[Signature Page – Warrant Agreement]

EXHIBIT A

NOTICE OF EXERCISE

TO:	eWellness Healthcare Corporation 11825 Major Street Culver City, California Attn:

1. The undersigned hereby elects to purchase _________ shares of Common Stock, par value $0.001 per share, of eWellness Healthcare Corporation pursuant to the terms of the Warrant Agreement dated [ ], 2014, held by the undersigned, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Signature)

Title:

(Date)